UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 10, 2012

WESTLAKE CHEMICAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-32260	76-0346924
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2801 Post Oak Boulevard, Suite 600 Houston, Texas		77056
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 960-9111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On July 10, 2012, Westlake Chemical Corporation (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) by and among the Company, the Company’s subsidiaries named therein (the “Subsidiary Guarantors”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc. and Morgan Stanley & Co. LLC, as representatives of the Underwriters named therein (collectively, the “Underwriters”) with respect to an underwritten public offering (the “Offering”) of $250 million aggregate principal amount of the Company’s 3.600% Senior Notes due 2022 (the “Notes”). The Offering is being made under the Company’s Registration Statement on Form S-3ASR (Registration No. 333-177119). The closing of the Offering is expected to occur on or about July 17, 2012.

Some of the Underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with the Company or its affiliates. In particular, affiliates of some of the Underwriters are lenders under the Company’s senior secured revolving credit facility. Bank of America, N.A., an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch), acts as administrative agent under the revolving credit facility, Merrill Lynch acted as sole lead arranger and book-runner for the facility and Deutsche Bank Trust Company Americas acted as co-syndication agent for the facility.

Item 2.03 Creation of a Direct Financial Obligation or an Obligations under an Off-Balance Sheet Arrangement of a Registrant.

The Notes are to be issued pursuant to the provisions of that certain Sixth Supplemental Indenture dated as of July 17, 2012 (the “Sixth Supplemental Indenture”) to be entered into among the Company, the Subsidiary Guarantors and The Bank of New York Mellon Trust Company, N.A. (successor to JPMorgan Chase Bank, National Association), as trustee (the “Trustee”), which will supplement that certain Indenture dated as of January 1, 2006 between the Company, the subsidiary guarantors named therein and the Trustee (the “Base Indenture”).

The Company will pay interest on the Notes on January 15 and July 15 of each year, beginning January 15, 2013. The Notes will mature on July 15, 2022. The Company may redeem the Notes in whole or in part at any time at the applicable redemption prices set forth in the Sixth Supplemental Indenture. If a change of control triggering event (as defined in the Sixth Supplemental Indenture) occurs, the Company will be required, unless the Company has exercised its right to redeem the Notes, to offer to purchase the Notes from the holders.

The Notes will be fully and unconditionally guaranteed, on a joint and several basis, by the Company’s existing and future domestic subsidiaries that guarantee other indebtedness for money borrowed of the Company or another guarantor in excess of $5.0 million.

The Company intends to use the net proceeds of the Offering, together with cash on hand, to redeem the $250 million aggregate principal amount outstanding of the Company’s 6-5/8% Senior Notes due 2016 that the Company has previously called for redemption on July 30, 2012.

The foregoing summaries of the Underwriting Agreement, the Sixth Supplemental Indenture and the Notes are qualified in their entirety by reference to the complete terms and conditions of the Underwriting Agreement, the Base Indenture, the Sixth Supplemental Indenture and the Notes, which are filed as Exhibits 1.1, 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K, and are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

1.1	Underwriting Agreement dated July 10, 2012 among the Company, the Subsidiary Guarantors (as set forth therein), and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc. and Morgan Stanley & Co. LLC, as representatives of the Underwriters named therein

4.1	Indenture between the Company, the subsidiary guarantors party thereto and JPMorgan Chase Bank, National Association, as trustee, dated as of January 1, 2006 (incorporated by reference from the Company’s Current Report on Form 8-K dated January 10, 2006 and filed with the Securities and Exchange Commission on January 13, 2006).

4.2	Form of Sixth Supplemental Indenture

4.3	Form of 3.600% Senior Note due 2022 (included in Exhibit 4.2)

5.1	Opinion of Baker Botts L.L.P.

8.1	Opinion of Baker Botts L.L.P. regarding tax matters

12.1	Computation of ratios of earnings to fixed charges

23.1	Consent of Baker Botts L.L.P. (included in Exhibit 5.1 hereto)

23.2	Consent of Baker Botts L.L.P. (included in Exhibit 8.1 hereto)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTLAKE CHEMICAL CORPORATION

By:	/s/ Albert Chao
Albert Chao
President and Chief Executive Officer

Date: July 16, 2012

EXHIBIT INDEX

Exhibit Number	Exhibit Description

1.1	Underwriting Agreement dated July 10, 2012 among the Company, the Subsidiary Guarantors (as set forth therein), and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc. and Morgan Stanley & Co. LLC, as representatives of the Underwriters named therein

4.1	Indenture between the Company, the subsidiary guarantors party thereto and JPMorgan Chase Bank, National Association, as trustee, dated as of January 1, 2006 (incorporated by reference from the Company’s Current Report on Form 8-K dated January 10, 2006 and filed with the Securities and Exchange Commission on January 13, 2006).

4.2	Form of Sixth Supplemental Indenture

4.3	Form of 3.600% Senior Note due 2022 (included in Exhibit 4.1)

5.1	Opinion of Baker Botts L.L.P.

8.1	Opinion of Baker Botts L.L.P. regarding tax matters

12.1	Computation of ratios of earnings to fixed charges

23.1	Consent of Baker Botts L.L.P. (included in Exhibit 5.1 hereto)

23.2	Consent of Baker Botts L.L.P. (included in Exhibit 8.1 hereto)

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